CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Event:  September 30, 2016
(date of earliest event reported)

GREEN ENDEAVORS, INC.
(Exact name of registrant as specified in its charter)

Utah
(State or other jurisdiction of incorporation or organization)

000-54018 (Commission File Number)	27-3270121 (IRS Employer Identification Number)

59 West 100 South, Suite 200, Salt Lake City, Utah 84101
(Address of principal executive offices)

(801) 575-8073
(Registrant's telephone number, including area code)

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On September 30, 2016, the Company authorized the issuance of 3,843,686 shares of Common Stock and 230,621 shares of Series B Preferred Stock to Sack Lunch Productions, Inc. the Company's parent,  in exchange for the satisfaction and settlement of $2,190,895 principle and accrued interest owed to Sack Lunch pursuant to a debenture. The shares will be issued with a restrictive legend to Sack Lunch.  The shares were valued based upon a 5% discount to market pursuant to the conversion provisions of the Debenture, dated December 28, 2011 in the original amount of $2,359,800 and as amended on December 11, 2015.

The shares of Common and Preferred Stock are to be issued with a restrictive legend.

The transactions were handled as private sales exempt from registration under Section 4(2) of the Securities Act of 1933.

ITEM 9.01           Financial Statements and Exhibits

The following exhibits are included as part of this report:

Exhibit No.	Page No.	Description

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 5th day of October, 2016.

Green Endeavors, Inc.

/s/ Richard Surber
Richard Surber, CEO & President